UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2004

SOURCINGLINK.NET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28391	98-0132465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16855 West Bernardo Drive, Suite 260, San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 385-8900

Not applicable

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure.

On October 27, 2003, SourcingLink.net, Inc., a Delaware corporation (“SourcingLink”), filed a Current Report on Form 8-K (File No. 000-28391) that disclosed, among other things, that its Board of Directors had unanimously approved, subject to stockholder approval, (i) a 5,100 to 1 reverse stock split of its common stock and cash payment of fractional shares followed immediately by a 1 to 5,100 forward stock split of its common stock (the “Split Transactions”) and (ii) a $500,000 private placement (the “Private Placement”) of its common stock and a warrant to purchase common stock to a principal stockholder (the “Investor”). SourcingLink also disclosed that it had filed a preliminary proxy statement covering the proposed transactions with the Securities and Exchange Commission and that it anticipated holding an annual meeting of its stockholders to approve such transactions towards the end of the year.

At December 31, 2003, SourcingLink’s cash and cash equivalents totaled $388,000. Additionally, previously anticipated customer contracts did not materialize at such time and the Board of Directors determined that SourcingLink did not have the necessary working capital to continue its operations and would have to seek additional capital. Shortly thereafter, in early 2004, the Investor notified the Board of Directors that it was not going to undertake the proposed Private Placement or provide any additional funding to SourcingLink. In light of such facts, on February 11, 2004, the Board of Directors decided to abandon the Split Transactions due to a lack of sufficient funds. Additionally, to preserve SourcingLink’s remaining capital, SourcingLink significantly reduced its workforce effective February 2, 2004.

On February 12, 2004, after significant discussions concerning SourcingLink’s direction and opportunities, the Board of Directors approved, subject to stockholder approval, the sale of substantially all of SourcingLink’s assets to a European technology company (the “Asset Sale”). Effective February 13, 2004, stockholders holding a majority of SourcingLink’s outstanding shares of common stock, including the Investor, approved the Asset Sale by written consent. Under the terms of a non-binding letter of intent, the buyer would acquire substantially all of the assets of SourcingLink, including all assets and intellectual property related to its MySourcingCenter software application, hire certain key employees and assume SourcingLink’s customer contracts, in exchange for an assumption of the majority of SourcingLink’s liabilities and contractual obligations. Following completion of the Asset Sale, the buyer would continue to service SourcingLink’s customers and would otherwise operate SourcingLink’s business as a separate business unit.

The Asset Sale is subject to, among other things, the negotiation and execution of definitive documents that will include customary closing conditions. In the event that the Asset Sale is consummated, which SourcingLink anticipates will happen no later than February 27, 2004, then the Board of Directors intends to preserve the corporation and its net operating losses for possible future business use. However, there can be no assurance that SourcingLink will be successful in negotiating and completing the Asset Sale. In the event that the Asset Sale is not completed, and SourcingLink is unable to procure additional equity or debt financing, SourcingLink may be forced to pursue other alternatives including, but not limited to, curtailing operations.

On January 28, 2004, Dr. Louis A. Delmonico and Mr. Johan A. Vunderink each amicably resigned his respective position on the Board of Directors and the committees upon which he served, citing personal and business reasons; the resignations are effective immediately. There were no disagreement between Dr. Delmonico or Mr. Vunderink, on the one hand, and SourcingLink, or its auditors, on the other hand, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Following such resignations, SourcingLink’s Chairman, Marcel van Heesewijk, remains on the Board of Directors as the sole director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCINGLINK.NET, INC.

February 17, 2004	/s/ Marcel van Heesewijk

Marcel van Heesewijk, Chairman of the Board of Directors